Exhibit 10.1

FIRST AMENDMENT TO MERGER AGREEMENT

This First Amendment to Merger Agreement (this “Amendment”) is made and entered into as of August 31, 2026 (the “Effective Date”) by and between Shuttle Pharmaceutical Holdings, Inc. (“Acquiror”) and United Dogecoin Inc., on its own behalf (the “Company”) and as successor-in-interest to Shuttle Merger Sub Inc. (“Merger Sub”; Acquiror, the Company and Merger Sub are collectively referred to herein as the “Parties” and individually as a “Party”).

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of April 30, 2026 (the “Agreement”; capitalized terms used in this Amendment shall have the meanings indicated in the Agreement) pursuant to which Merger Sub was merged with and into the Company as a result of which the Company became a wholly-owned subsidiary of Acquiror; and

WHEREAS, the Parties desire to amend the Agreement to amend the Milestone Events provided for therein; and

WHEREAS, the Parties wish to modify the Agreement solely to the extent set forth herein, and otherwise to reaffirm all other terms, conditions, rights and obligations under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment to Agreement. The definition of “Milestone Event” in Section 3.07b of the Agreement is hereby amended by deleting the number “2,000” from clause (i) of such definition and replacing it with the number “500”.

2.	Effect of Amendment. From and after the Effective Date, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall be deemed to refer to the Agreement as amended by this Amendment.

3.	Ratification. Each Party hereby acknowledges and agrees that, after giving effect to this Amendment, the Agreement remains in full force and effect and is the legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

4.	No Other Modification. Except as specifically amended by the terms of this Amendment, this Amendment shall not constitute a waiver, amendment or modification of any provision of the Agreement and all other terms and conditions set forth in the Agreement shall remain in full force and effect.

5.	Miscellaneous. The provisions of Article X (other than Section 10.08) of the Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, as if fully set forth herein, and shall govern this Amendment.

6.	Entire Agreement. This Amendment, together with the Agreement and the Transaction Documents, contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement.

7.	Further Assurances. Each party to this Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	Co-Chief Executive Officer

UNITED DOGECOIN INC., on behalf of itself and Shuttle Merger Sub, Inc.

By:	/s/ Ryan Trasolini
Name:	Ryan Trasolini
Title:	Chief Executive Officer

[Signature Page to First Amendment to Merger Agreement]